Schedule B-3 Fee Schedule

This Schedule B-3 is part of the ETF Distribution Agreement effective November 19, 2019 (the “Agreement”) by and between Unified Series Trust (the “Trust”) and Northern Lights Distributors, LLC (“NLD”). This Fee Schedule replaces any existing fee schedule with respect to the Fund(s) identified herein.

Fund(s)
OneAscent Large Cap Core ETF
OneAscent Core Plus Bond ETF
OneAscent International Equity ETF
OneAscent Emerging Markets ETF
OneAscent Small Cap Core ETF

Each of the above referenced funds a “Fund” and collectively, the “Funds”.

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IN WITNESS WHEREOF, the parties hereto have executed this Schedule to the ETF Distribution Agreement effective this May 21, 2024.

UNIFIED SERIES TRUST (for the above referenced Fund(s)) By: /s/ Martin R. Dean Name: Martin R. Dean Title: President	NORTHERN LIGHTS DISTRIBUTORS, LLC By: /s/ Kevin Guerette Kevin Guerette President

The undersigned investment adviser (the “Adviser”) hereby acknowledges and agrees to the terms of the Agreement and further acknowledges and agrees that:

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OneAscent Investment Solutions, LLC

23 Inverness Center Parkway, Suite 100

Birmingham, AL 35242

By: /s/ Coleman J. Pearson

Name: Coleman J. Pearson

Title: President